UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2022

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc.
37 East 18th Street, 7th Floor
New York, NY 10003
(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 18, 2022, Aterian, Inc. (the “Company”) appointed Anton von Rueden, age 45, as the Company’s Chief Operating Officer, assuming the duties of the Company’s principal operating officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. von Rueden. In connection with Mr. von Rueden’s appointment, Pramod K C ceased serving as the Company’s Chief Operating Officer and became the Chief Operating Officer and General Manager of the Company’s Asia operations, effective April 18, 2022.

Prior to joining the Company, Mr. von Rueden served as the President and COO of Boosted eCommerce Inc. from March 2020 to February 2022, where he oversaw Business Operations and Marketing for Boosted Commerce’s portfolio of brands. Previously, he served TechStyle Fashion Group as its Chief Operating Officer from September 2015 to July 2019, overseeing all Global Operations for Fabletics, Savage X Fenty and all other portfolio brands, and General Manager of Global Customer Service from May 2014 to August 2015. In 2012, Mr. von Rueden co-founded Carfrogger GmbH and led the company as its Chief Executive Officer until the successful completion of a merger in 2014. Mr. von Rueden began his career in 1999, joining a small startup that would become eBay Germany. At eBay, Mr. von Rueden managed marketing, built eBay’s European Customer Service Center, and then, as Managing Director from 2003 to 2006, established eBay’s business teams in Austria and Switzerland. Prior to that, Mr. von Rueden served as Vice President Global Operations at Spreadshirt (Sprd.net AG) from July 2007 to September 2008. Mr. von Rueden has served as the Managing Director of Feensee GmbH since June 2007. Mr. von Rueden has also served on the Advisory Boards of the Los Angeles Kings since October 2018 and Sondors Network since July 2019.

Pursuant to an offer letter entered into between the Company and Mr. von Rueden, dated April 11, 2022 (the “Offer Letter”), Mr. von Rueden’s annualized salary is $350,000 and he will be eligible to receive an annual performance bonus of up to 20% of his base salary. His salary and bonus eligibility are subject to periodic review and may be modified in the Company’s sole discretion. Mr. von Rueden’s employment is on an “at will” basis. Additionally, the Offer Letter provides that Mr. Von Rueden will, subject to approval by the Company’s Board of Directors or the Compensation Committee thereof (the “Compensation Committee”), be granted 500,000 shares of restricted common stock or restricted stock units of the Company (the “Award”). The Award will vest over three years, with 33.33% of the total number of shares vesting on the one-year anniversary of the date of commencement of Mr. von Rueden’s employment with the Company and the balance vesting in equal amounts on a quarterly basis thereafter, subject in each case to Mr. von Rueden’s continued service to the Company on each vesting date. The Offer Letter provides that the Award will have a double trigger acceleration clause providing for accelerated vesting in the event of a termination without cause or for good reason within the 90 day period prior to, or 12 months following, a change of control of the Company. The Award is expected to be granted pursuant to an inducement equity award plan expected to be adopted by the Compensation Committee and granted promptly following the approval of such plan and the Company’s filing of a Registration Statement on Form S-8 covering the issuance of shares pursuant to such plan. The Offer Letter also provides that if Mr. von Rueden’s employment with the Company is terminated by the Company without cause outside a change of control, then Mr. von Rueden shall be entitled to receive three months of his base salary or if Mr. von Rueden’s employment with the Company is terminated by the Company without cause within one year after a change of control, then Mr. von Rueden shall be entitled to receive six months of his base salary.

In connection with Mr. von Rueden’s appointment as the Company’s Chief Operating Officer, the Company entered into an indemnification agreement with Mr. von Rueden, in the form filed by the Company as an exhibit to the Registration on Form S-1 filed on May 24, 2019.

On April 18, 2022, the Company issued a press release announcing the appointment of Mr. von Rueden as the Company’s Chief Operating Officer. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

99.1	Press release, dated April 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: April 18, 2022	By:	/s/ Yaniv Sarig
	Name:	Yaniv Sarig
	Title:	President and Chief Executive Officer